UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2010 (February 1, 2010)

Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2010, Education Realty Trust, Inc. (the “Company”) and Craig L. Cardwell mutually agreed that Mr. Cardwell would conclude his employment with the Company effective February 12, 2010 in order to afford Mr. Cardwell the opportunity to pursue entrepreneurial opportunities outside of the Company. Accordingly, Mr. Cardwell will cease to be an Executive Vice President of the Company and the President of Allen & O’Hara Education Services, Inc. Mr. Cardwell’s departure was not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices.

In connection with his departure, Mr. Cardwell has entered into a Separation and Release Agreement with the Company (the “Release Agreement”), required by Section 6(b) of Mr. Cardwell’s Amended and Restated Executive Employment dated October 29, 2008 (the “Employment Agreement”), a copy of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 4, 2008 and which is incorporated herein by reference.

Pursuant to the Release Agreement, the Company will pay Mr. Cardwell: (i) all accrued but unpaid wages, vacation and bonus through the termination date, (ii) all approved, but unreimbursed, business expenses, and (iii) any COBRA continuation coverage premiums required for the coverage of Mr. Cardwell and his eligible dependents under the Company’s major medical group health plan for a period of up to eighteen (18) months.  In addition, the Company will pay Mr. Cardwell a severance payment in the amount of $200,940 (his current base salary) payable over a period of twelve (12) months, in accordance with the Company’s regular payroll practices.  The Company has also agreed to shorten the duration of the restrictive covenants set forth in Sections 8(f)-(i) of the Employment Agreement (the “Restrictive Covenants”) to twelve (12) months.  In consideration of these payments and concessions, Mr. Cardwell has agreed to a general release of potential claims against the Company and certain of its related parties.  Additionally, Mr. Cardwell has acknowledged that all payments and benefits to be received under the Release Agreement are conditioned upon his non-revocation of the Release Agreement and his continued compliance with the Restrictive Covenants and any and all other post-termination obligations set forth in the Employment Agreement and in the Release Agreement.

The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Release Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

In connection with Mr. Cardwell’s departure, on February 1, 2010, the Company announced the appointment of Christine D. Richards, age 40, as Senior Vice President of Property Operations. Ms. Richards will be responsible for overseeing the daily operations of the Company’s 44 owned and joint ventured student housing communities.  Previously, Ms. Richards served as the Company’s Vice President of Operations from 2006 to 2010 and as Regional Director from 2001 to 2006.  Prior to joining the Company, Ms. Richards held various management positions at Gables Residential Trust, a national multi-family Real Estate Investment Trust, from 1989 to 2001.  Ms. Richards is a member of the Institute of Real Estate Management and a Certified Property Manager (CPM).

Item 7.01.  Regulation FD Disclosure.

On February 2, 2010, the Company issued a press release announcing Mr. Cardwell’s departure.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement between Education Realty Trust, Inc. and Craig L. Cardwell
99.1	Press Release dated February 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: February 2, 2010	By:	/s/ Randall L. Churchey
Randall L. Churchey President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Separation and Release Agreement between Education Realty Trust, Inc. and Craig L. Cardwell
99.1	Press Release dated February 2, 2010